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                                                                     EXHIBIT 4.2



Number      Incorporated Under the Laws of the State of Delaware         Shares
  B-                                                                       -0-
                                                                        Cusip No.


                              LIBERTY GLOBAL, INC.

                 SERIES B COMMON STOCK, PAR VALUE $.01 PER SHARE

                              SPECIMEN CERTIFICATE


This Certifies that ____________________________________ is the owner of
_________________________________ FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF LIBERTY GLOBAL, INC. (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

                              Liberty Global, Inc.
                                [Corporate Seal]



----------------------------                       ----------------------------
President                                          Secretary